EXHIBIT 23.2
                                                                    ------------

                          Consent of Grant Thornton LLP







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 29, 2004 accompanying the consolidated financial statements of Westbank Corporation and subsidiaries appearing in the 2003 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended December 31, 2003 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


/s/ GRANT THORNTON LLP

Boston, Massachusetts
May 20, 2004